                                         EX-99.B(e)mmmua

                            UNDERWRITING AGREEMENT

      THIS AGREEMENT, made this 15th day of November, 2000, by and between
Waddell & Reed Advisors Municipal Money Market Fund, Inc. (hereinafter the
"Fund"), a Maryland corporation, and Waddell & Reed, Inc. (hereinafter "W&R"), a Delaware corporation;

     I.   REPRESENTATIONS

          A.  The Fund represents that

               1)  it is a registered open-end management investment company
(mutual fund), and

               2)  the shares of each of its classes of shares ("Shares") and of each sub-class thereof ("Class"), if any, are, as of the date of the effectiveness of this Agreement as to each such Share or Class, registered with the Securities and Exchange Commission ("SEC") and qualified or otherwise authorized for sale in all states of the United States as may be agreed upon.
(As to any Fund or Class not registered with the SEC and qualified or otherwise authorized for sale in all states of the United States as may be agreed upon, this Agreement shall become effective as to such Fund or Class upon such registration and qualification or authorization.)

          B.  W&R represents that

               1)  it is a broker-dealer registered with the SEC and is duly qualified to offer shares of the Fund in all states in which the shares are currently qualified or otherwise authorized for offer for sale;

               2)  it is a member of the National Association of Securities
Dealers, Inc. ("NASD");

               3)  it maintains a retail securities and insurance sales
organization consisting in part of a number of representatives authorized under Federal and state securities laws to solicit as representatives of W&R orders for Fund Shares and other securities;

               4)  it maintains and enforces procedures to enable it to
supervise its representatives and associated persons in accordance with applicable securities laws, rules and regulations including the Rules of the
NASD; and

               5)  it maintains and enforces procedures to review for
compliance with applicable securities laws, rules and regulations all sales literature and promotional materials used by it and authorized to be used by its representatives in solicitation of orders to buy Fund Shares, and it files, when applicable, such literature and materials with the NASD.

    II.  APPOINTMENT OF UNDERWRITER and OBLIGATIONS

     The Fund hereby appoints W&R, and W&R agrees to act, as the Fund's principal underwriter under the terms and provisions of this Agreement.

          A.   Fund agrees

               1)  to use its best efforts to register from time to time under the Securities Act of 1933 (the "Securities Act") adequate amounts of its
Shares for sale by W&R to the public and to qualify or to permit W&R to qualify such shares for offering to the public in such states as may from time to time be agreed upon;

               2)  to immediately advise W&R (i) when any post-effective
amendment to its registration statement or any further amendment or supplement thereto or any further registration statement or amendment or supplement thereto becomes effective, (ii) of any request by the SEC for amendments to the registration statement(s) or any then effective prospectus or for additional information, (iii) of the issuance by the SEC of any stop-order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, and (iv) of the happening of any event which makes untrue any material statement made in the registration statement or any then effective prospectus or which, in the opinion of counsel for the
Fund, requires the making of a change in the registration statement or any then effective prospectus in order to make the statements therein not misleading; in case of the happening at any time of any event which materially affects the Fund or its securities and which should be set forth in a supplement to or an amendment of any then effective prospectus in order to make the statements therein not misleading, to prepare and furnish to W&R such amendment or amendments to that prospectus as will correct the prospectus so that as corrected it will not contain, or such supplement or supplements to that prospectus which when read in conjunction with that prospectus will make the combined information not contain any untrue statement of a material fact or any omission to state any material fact necessary in order to make the statements in that prospectus not misleading; if any time the SEC shall issue any stop-order suspending the effectiveness of the registration statement, to make every reasonable effort to obtain the prompt lifting of such order; and, before filing any amendment to the registration statement or to any then effective prospectus, to furnish W&R with a copy of the proposed amendment;

               3)  to advise W&R of the net asset value of the Shares of each of its Funds and Classes, as applicable, as often as computed and to furnish to W&R as soon as practical such information as may be reasonably requested by
W&R in order that it may know all of the facts necessary to sell Shares of the
Fund;

               4)  to make delivery of its Shares subject to the provisions of its Articles of Incorporation and Bylaws to W&R as ordered by W&R as soon as reasonably possible after receipt of the orders and against payment of the consideration to be received by the Fund therefor from W&R;

               5)  to pay or cause to be paid all expenses incident to the issuance, transfer, registration and delivery of its shares, all taxes in connection therewith, costs and expenses incident to preparing and filing any registration statements and prospectuses and any amendments or supplements to a registration statement or a prospectus, statutory fees incidental to the registration of additional Shares with the SEC, statutory fees and expenses incurred in connection with any Blue Sky law qualifications undertaken by or at the request of W&R, and the fees and expenses of the Fund's counsel, accountants or any other experts used in connection with the foregoing; and

               6)  not without the consent of W&R to offer any of its Shares for sale directly or to any persons or corporations other than W&R, except only:

                    a)  the reinvestment of dividends and/or distributions or

their declaration in Shares of the Fund, in optional form or otherwise;

                    b)  the issuance of additional Shares to stock splits or
stock dividends;

                    c)  sale of Shares to another investment or securities
holding company in the process of purchasing all or a portion of its assets;

                    d)  in connection with an exchange of Shares of the Fund
for shares in another investment or securities holding company;

                    e)  the sale of Shares to registered unit investment
trusts; or

                    f)  in connection with the exchange of one fund's shares
for shares of the Fund.

          B.   W&R agrees

               1)  to offer Fund Shares in such states as may be agreed upon through its retail account representatives and, at its sole discretion, through broker-dealers which are members of the NASD on such terms as are not inconsistent with this Agreement;

               2)  to order Shares from the Fund only after it has received a purchase order therefor;

               3)  to pay to the Fund the net asset value of Shares sold
within two business days after the day payment is received by W&R at its principal place of business from the investor or broker-dealer, or pay the
Fund at such other time as may be agreed upon hereafter by the Fund and W&R, or as may be prescribed by law or the Rules of the NASD;

               4)  in offering Shares to comply with the provisions of the
Articles of Incorporation and Bylaws of the Fund and with the provisions stated in its applicable then current prospectus(es) and statement of additional information;

               5)  timely to inform the Fund of any action or proceeding to terminate, revoke or suspend W&R's registration as a broker-dealer with the
SEC, membership in the NASD, or authority with any state securities commission to offer Fund Shares; and

               6)  to pay the cost of all sales literature, advertising and other materials which it may at its discretion use in connection with the sale of Fund Shares, including the cost of reports to the shareholders of the Fund in excess of the cost of reports to existing shareholders and the cost of printing the prospectus(es) furnished to it by the Fund.

     III. TERMS FOR SALE OF SHARES

          A.   It is mutually agreed that

               1)  W&R shall act as principal in all matters relating to
promotion and sale of Fund Shares, including the preparation and use of all advertising, sales literature and other promotional materials, and shall make and enter into all other arrangements, agreements and contracts as principal on its own account and not as agent for the Fund.  Title to Shares issued and sold by the Fund through W&R shall pass directly from the Fund to the dealer or investor, or shall first pass to W&R as it may from time to time be determined by W&R and the Fund; except provided, however, that W&R may, if so agreed by W&R and the Fund, act as agent of the Fund without commission on repurchase of Shares of the Fund;

              2)  certificates for Shares shall not be created or delivered by the Fund in any case in which the purchase is pursuant to any provisions of the Fund described in its applicable then current prospectus(es) and statement of additional information under the terms of which certificates are not to be issued to the shareholder.  Shares sold by W&R shall be registered in such name or names and amounts as W&R may request from time to time, and all Shares when so paid for and issued shall be fully paid and non-assessable;

               3)  the offering price at which Shares of the Fund may be sold by W&R shall include such selling commission as may be applicable to that
Class and as may be fixed from time to time by W&R but shall not be in excess of the maximum permitted under the rules and regulations of the National
Association of Securities Dealers, Inc.  W&R shall retain any such sales commission and may re-allow all or any part of the sales commission to its account representatives and to selected brokers and dealers who sell Shares of the Fund; and

               4)  W&R may designate, reduce or eliminate its selling
commissions in certain sales or exchanges to the extent described in the applicable then current prospectus(es) and statement of additional information of the Fund and in accordance with Section 22(d) of the Investment Company Act of 1940 and any rules, regulations or orders of the SEC thereunder.

    IV.  THE PLAN

          A.  It is mutually acknowledged that the Fund has adopted a plan pursuant to Rule 12b-1 under the Investment Company Act of 1940 (a "Plan"), which Plan is applicable to certain Shares and that the Fund may in the future adopt Plans applicable to certain Shares and Classes, respectively.

          B.  With respect to any Share or Class as to which the Fund has adopted a Plan, pursuant to that Plan, each day the Fund shall pay to W&R a distribution fee and/or a service fee at the maximum rates and under the terms and conditions set forth in the applicable Plan, as amended from time to time, or such lesser amount as the Fund and W&R may agree.

          C.  The Fund shall, after excluding from the redemption proceeds that portion represented by the reinvestment of dividends and distributions and the appreciation of the value of Shares being redeemed, promptly pay W&R an amount, if any, equal to the percent of the amount invested as determined by W&R and as is then stated in the Fund's current prospectus and statement of additional information applicable to the Shares redeemed (the "contingent deferred sales charge").  For purposes of determining the applicable contingent deferred sales charge, if any: the redemptions shall be deemed in order of investment made when more than one investment has been made; and when the Shares being redeemed were acquired by exchange of Shares of another Class of the Fund, or corresponding class of another registered investment company for which W&R or its affiliate serves as principal underwriter, the investment shall be deemed as if it had been made when the Fund's shares were first purchased, and the applicable contingent deferred sales charges, if any, shall be with respect to the amount originally invested in Fund shares; and provided that any contingent deferred sales charge shall be determined in accordance with and in the manner set forth in the applicable then current prospectus and statement of additional information and any applicable Order or Rule issued by the SEC.

          D.  It is contemplated that W&R may pay commissions to its field sales force at the time of sale of the Fund's shares and may incur other expenses substantially in advance of receiving the distribution fee, if any, that may be applicable to the payment of such commissions and expenses.  W&R recognizes that such payments are at its risk and that this Agreement may be terminated or not continued as hereinafter provided without the payment to it of any further distribution fees or service fees whatsoever and without the payment of any penalty.  The contingent deferred sales charges, if any, shall, however, be payable to W&R with respect to all subject sales made prior to the termination of this Agreement.

          E.  W&R shall at least quarterly provide to the Fund's board of directors a written report with respect to each Share or Class, as applicable, of the amounts of the distribution and/or service fees expended and the purposes for which these expenditures were made.  W&R shall in addition furnish to the board of directors of the Fund such information as may be requested or as may be necessary to an informed determination by the directors of whether or not the directors should continue the Fund's Plan(s) and continue this Agreement and to determine whether there is reasonable likelihood that the Plan(s) and this Agreement will benefit the Fund and its shareholders affected by such Plan(s).

    V.   INDEMNIFICATION

          A.  The Fund agrees with W&R for the benefit of W&R and each person, if any, who controls W&R within the meaning of Section 15 of the Securities
Act and each and all and any of them, to indemnify and hold harmless W&R and any such controlling person from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, under any other statute, at common law or otherwise, and to reimburse the underwriter and such controlling persons, if any, for any legal or other expenses (including the cost of any investigation and preparation) reasonably incurred by them or any of them in connection with any litigation whether or not resulting in any liability, insofar as such losses, claims, damages, liabilities or litigation arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any prospectus or any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading;
provided, however, that this indemnity agreement shall not apply to amounts paid in settlement of any such litigation if such settlement is effected without the consent of the Fund or to any such losses, claims, damages, liabilities or litigation arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus or any amendment thereof or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission was made in reliance upon information furnished in writing to the Fund by W&R for inclusion in any registration statement or any prospectus or any amendment thereof or supplement thereto.  W&R and each such controlling person shall promptly, after the complaint shall have been served upon W&R or such controlling person in any litigation against W&R or such controlling person in respect of which indemnity may be sought from the Fund on account of its agreement contained in this paragraph, notify the Fund in writing of the commencement thereof.  The omission of W&R or such controlling person so to notify the Fund of any such litigation shall relieve the Fund from any liability which it may have to W&R or such controlling person on account of the indemnity agreement contained in this paragraph but shall not relieve the
Fund from any liability which it may have to W&R or controlling person otherwise than on account of the indemnity agreement contained in this paragraph.  In case any such litigation shall be brought against W&R or any such controlling person and the underwriter or such controlling person shall notify the Fund of the commencement thereof, the Fund shall be entitled to participate in (and, to the extent that it shall wish, to direct) the defense thereof at its own expense but such defense shall be conducted by counsel of good standing and satisfactory to W&R or such controlling person or persons, defendant or defendants in the litigation.  The indemnity agreement of the
Fund contained in this paragraph shall remain operative and in full force and effect regardless of any investigation made by or on behalf of W&R or any such controlling person and shall survive any delivery of shares of the Fund.  The
Fund agrees to notify W&R promptly of the commencement of any litigation or proceeding against it or any of its officers or directors of which it may be advised in connection with the issue and sale of its shares.

          B.  Anything herein to the contrary notwithstanding, the agreement in Section A of this article, insofar as it constitutes a basis for reimbursement by the Fund for liabilities (other than payment by the Fund of expenses incurred or paid in the successful defense of any action, suit or proceeding) arising under the Securities Act, shall not extend to the extent of any interest therein of any person who is an underwriter or a partner or controlling person of an underwriter within the meaning of Section 15 of the
Securities Act or who, at the date of this Agreement, is a director of the
Fund, except to the extent that an interest of such character shall have been determined by a court of appropriate jurisdiction the question of whether or not such interest is against public policy as expressed in the Securities Act.

         C.  W&R agrees to indemnify and hold harmless the Fund and its directors and such officers as shall have signed any registration statement from and against any and all losses, claims, damages or liabilities, joint or several, to which the Fund or such directors or officers may become subject under the Securities Act, under any other statute, at common law or otherwise, and will reimburse the Fund or such directors or officers for any legal or other expenses (including the cost of any investigation and preparation)
reasonably incurred by it or them or any of them in connection with any litigation, whether or not resulting in any liability insofar as such losses, claims, damages, liabilities or litigation arise out of, or are based upon, any untrue statement or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission was made in reliance upon information furnished in writing to the Fund by W&R for inclusion in any registration statement or any prospectus, or any amendment thereof or supplement thereto, or which statement was made in, or the alleged omission was from, any advertising or sales literature (including any reports to shareholders used as such) which relate to the Fund.

          W&R shall not be liable for amounts paid in settlement of any such litigation if such settlement was effected without its consent.  The Fund and its directors and such officers, defendant or defendants, in any such litigation shall, promptly after the complaint shall have been served upon the
Fund or any such director or officer in any litigation against the Fund or any such director or officer in respect of which indemnity may be sought from W&R on account of its agreement  contained in this paragraph, notify W&R in writing of the commencement thereof.  The omission of the Fund or such director or officer so to notify the underwriter of any such litigation shall relieve W&R from any liability which it may have to the Fund or such director or officer on account of the indemnity agreement contained in this paragraph, but shall not relieve W&R from any liability which it may have to the Fund or such director or officer otherwise than on account of the indemnity agreement contained in this paragraph.  In case any such litigation shall be brought against the Fund or any such officer or director and notice of the commencement thereof shall have been so given to W&R, W&R shall be entitled to participate in (and, to the extent that it shall wish, to direct) the defense thereof at its own expense, but such defense shall be conducted by counsel of good standing and satisfactory to the Fund.  The indemnity agreement of W&R contained in this paragraph shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Fund and shall survive any delivery of shares of the Fund.  W&R agrees to notify the
Fund promptly of the commencement of any litigation or proceeding against it or any of its officers or directors or against any such controlling person of which it may be advised, in connection with the issue and sale of the Fund's shares.

          D.  Notwithstanding any provision contained in this Agreement, no party hereto and no person or persons in control of any party hereto shall be protected against any liability to the Fund or its security holders to which they would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of their duties or by reason of their reckless disregard of their obligations and duties under this Agreement.

     VI.  OTHER TERMS

          A.  This Agreement shall not be deemed to limit W&R from acting as underwriter and/or dealer for any other mutual fund, from engaging in any other aspects of the securities business, whether or not such may be deemed in competition with the sale of shares of the Fund, and to carry on any other lawful business whatsoever.

          B.  Except as expressly provided in Article V and hereinabove, the agreements herein set forth have been made and are made solely for the benefit of the Fund and W&R, and the persons expressly provided for in Article V,

their respective heirs and successors, personal representatives and assigns,

and except as so provided, nothing expressed or mentioned herein is intended or shall be construed to give any person, firm or corporation other than the
Fund, W&R and the persons expressly provided for in Article V any legal or equitable right, remedy or claim under or in respect of this Agreement or any representation, warranty or agreement herein contained.  Except as so provided, the term "heirs, successors, personal representatives and assigns"
shall not include any purchaser of shares merely because of such purchase.

          C.  This Agreement shall continue in effect, unless terminated as hereinafter provided, for a period of one (1) year and thereafter only if such continuance is specifically approved at least annually by the Board of
Directors, including the vote of a majority of the directors who are not parties to the Agreement or "interested persons" (as defined in the Investment
Company Act of 1940) or any such party and who have no direct or indirect financial interest in the operation of any Plan or any agreement relating to that Plan (hereafter the "Plan directors"), cast in person at a meeting called for the purpose of voting on such approval.  This Agreement may be terminated by W&R at any time without penalty upon giving the Fund sixty (60) days'
written notice (which notice may be waived by the Fund) and may be terminated by the Fund at any time without penalty upon giving W&R sixty (60) days'
written notice (which notice may be waived by W&R), provided that such termination by the Fund shall be directed or approved by the vote of a majority of the Plan directors, or by the vote of a majority (as defined in the Investment Company Act of 1940) of the outstanding voting securities of a
Class with respect to that Class.  This Agreement shall automatically terminate in the event of its assignment, the term "assignment" for this purpose having the meaning defined in Section 2(a)(4) of the Investment
Company Act of 1940.

          D.  This Agreement shall be governed and construed in accordance with the laws of Kansas.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers and their corporate seals to be affixed as of the day and year first above written.

                           WADDELL & REED ADVISORS MUNICIPAL
                           MONEY MARKET FUND, INC.

                           By:   /s/ Daniel C. Schulte
                                  -------------------------------
                                Daniel C. Schulte, Vice President

 ATTEST:

 By:   /s/ Kristen A. Richards
       ------------------------------
       Kristen A. Richards, Secretary

                           WADDELL & REED, INC.

                           By:  /s/ Robert L. Hechler
                                ------------------------------
                                Robert L. Hechler, President

 ATTEST:
 By:  /s/ Daniel C. Schulte
      ----------------------
     Daniel C. Schulte, Secretary